                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70607 and 333-72519) and in the Registration Statements on Form S-8 (Nos. 333-33819, 333-76537 and 333-85691) of Developers Diversified Realty Corporation of our report dated February 27, 2002, except for Note 5, as to which the date is October 22, 2002, relating to the financial statements, which appears in this Form 8-K.




/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 22, 2002